Harrah's Entertainment, Inc. Signs Definitive Agreement to Acquire Showboat, Inc. for $1.2 Billion


         - Expands Harrah's Distribution System And Enhances Cross
                           Marketing Opportunities -
                   - Strengthens Presence In Key Markets -
                     - Creates Largest Gaming Company -

    MEMPHIS, TN/LAS VEGAS, NV; Dec. 19, 1997 -- Harrah's Entertainment, Inc. (NYSE: HET) and Showboat, Inc. (NYSE: SBO) today announced that they have signed a definitive agreement whereby Harrah's will acquire Showboat, creating the world's largest gaming company. Under terms of the agreement, Harrah's will acquire Showboat for $30.75 per share in an all-cash transaction valued at $519 million (net of options proceeds), and assume $635 million in Showboat debt.

    Showboat owns and operates casinos in Atlantic City, New Jersey, and Las Vegas, Nevada. It manages and is the largest single shareholder of the Star City casino in Sydney, New South Wales, Australia. Showboat also beneficially owns 55% of, and manages, the Showboat Mardi Gras Casino in East Chicago, Indiana.

    The transaction will broaden Harrah's distribution system significantly. In particular, Harrah's presence in the important gaming markets of Atlantic City and Chicago will be substantially strengthened. Tremendous opportunities exist to leverage Showboat's impressive market position and extensive customer base through the application of Harrah's highly regarded management expertise in operations, marketing and customer service, as well as its successful Total Gold (patent pending) customer recognition and reward program. The transaction will create the largest gaming company in the United States. Based on analyst estimates, the company will have (on a pro forma basis for 1998) casino revenues of approximately $2.0 billion, total net revenues of approximately $2.5 billion and approximately $600 million of EBITDA.

    Management expects the transaction to be neutral to earnings in the first year (before extraordinary and one-time charges) and accretive thereafter.
On a cash flow basis, the transaction is strongly accretive in year one.

    Philip G. Satre, chairman, president and chief executive officer of Harrah's, stated: "Our strategy is to use distribution, technology, customer service and marketing to become the first choice casino company for our target players. The purchase of Showboat is a perfect fit for our strategy. Showboat gives us additional distribution and an expanded customer base in key growth and feeder markets. And, by applying Harrah's technology, services and marketing expertise, we believe we can both measurably improve the performance of each Showboat property, and increase visitation to Harrah's properties, especially Las Vegas."

    Significant cost savings will occur through operating efficiencies and



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elimination of corporate redundancies.  Further enhancements will be gained as Showboat's operations are folded into Harrah's centralized services, particularly in the back of the house areas of the operations.

    Mr. Satre continued: "We are excited about the opportunities afforded to Harrah's by this transaction, particularly in Atlantic City, where we will now own a very strong Showboat casino on the Boardwalk, complementing Harrah's already strong casino in the Marina District, which was rated the number one casino in 1997 by readers of Casino Player Magazine. In Chicago, Harrah's adds a location close to the downtown area on the east side of the Chicago market to our high performing Joliet, Illinois, casino on the west side. The Sydney casino is a world-class facility in a world-class market. We believe we can add considerable value to the casino and, at the same time, generate substantial value to our shareholders."

    J. Kell Houssels, III, president and chief executive officer of Showboat stated: "We look forward to joining forces with Harrah's and believe that this transaction will provide value to our shareholders, customers and employees. Personally, I am enthusiastic about joining the Harrah's organization as President of Harrah's new Showboat division and as a member of its Board of Directors. Harrah's and Showboat share the same vision of providing exceptional value and a premium gaming experience to our customers."

    "We are pleased to welcome the Showboat management and employees to Harrah's team," Satre added.

    Colin Reed, executive vice president and chief financial officer of Harrah's, stated: "This transaction also provides for significant operating efficiencies, through elimination of duplicate corporate overhead, equipment and systems, and integration of property level support systems. Further, our lower cost of capital can provide significant financial synergies to this combination. We are excited about the future growth prospects afforded us by this deal and look forward to working with the Showboat management team in integrating the casinos into the Harrah's network."

    Harrah's has received a letter from the administrative agent of its credit facility, Bankers Trust Co., committing to provide a portion of, and stating that it is highly confident it can raise the remaining portion of the financing necessary to fund the acquisition, as well as the funds needed to refinance Showboat's debt if Harrah's so chooses.

    According to Mr. Satre, this transaction represents an important strategic step for Harrah's, as it provides a second brand which allows for an expansion strategy in certain existing markets. Several strategic benefits of the transaction include:

    Large market share of most attractive gaming customer segment. Showboat has traditionally pursued a complementary customer segment to Harrah's focus on the multi-market avid experienced player. The addition of Showboat's database of 1.3 million customers from Atlantic City alone will allow Harrah's to further strengthen market share in attractive and profitable customer

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segments. With the broadest market presence and the industry's only national customer-loyalty branding tool, Total Gold, Harrah's is well-positioned to gain the loyalty of these customers and link their frequent gaming trips across markets to Harrah's casinos.

    Broad market presence/Unique delivery system.   Harrah's, the only
national gaming company offering customers a focused services, rewards and recognition experience at each of its properties, will have 20 casinos in 15 markets nationwide. This transaction allows Harrah's to further penetrate the Atlantic City and Chicago markets, two of the most important gaming markets in the U.S., as well as an attractive international location in Sydney. The Las Vegas Showboat is a non-strategic asset for Harrah's, and the company is currently reviewing its fit.

    Atlantic City. Atlantic City is one of the most important gaming markets in the U.S. This transaction provides a strong second brand that offers a second destination in Atlantic City. With Showboat's Atlantic City property located on the Boardwalk and Harrah's anchor position in the Marina District, Harrah's will be well positioned in the two strategically critical growth locations in Atlantic City.

    Chicago. In the Chicago market, the combination of Showboat's East Chicago riverboat with Harrah's Joliet riverboat gives Harrah's a second location in a large gaming market that clearly has the ability to grow, and makes it possible to gain the loyalty of an even larger share of multi-market visitors out of the Chicago area.

    Technology resources to build customer loyalty and brand awareness. Over the last several years, Harrah's has invested significantly in the creation of systems that track and analyze the preferences of the multi-market target customer. Based on this unparalleled level of information, Harrah's has successfully developed and executed programs and services designed to build brand loyalty. The Company has developed a state-of-the-art customer recognition and reward program, called Total Gold. In addition, Harrah's integrated WINet database, human resource systems, and employee training and education are all designed to encourage the best customers to play at Harrah's. This transaction will allow Harrah's to expand these valuable programs to Showboat's customers and encourage local and multi-market customer loyalty through uniform recognition and reward systems.

    The transaction is expected to be completed during second quarter 1998, subject to various conditions including regulatory approvals, Showboat shareholder approvals and other third party approvals. As part of this transaction, the insiders of Showboat have committed to vote their approximate collective 13% ownership of Showboat in favor of the transaction.



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    BT Wolfensohn acted as financial advisor to Harrah's for the transaction.
Morgan Stanley & Co. advised Harrah's on certain aspects of the transaction. Donaldson, Lufkin & Jenrette acted as financial advisor to Showboat.

    Harrah's, the premier name in the casino entertainment industry, is the most geographically diversified casino company in North America. Harrah's operates casinos in Las Vegas, Reno, Lake Tahoe, Atlantic City, Laughlin, North Kansas City, St. Louis, Joliet, Vicksburg, Shreveport, Tunica, Cherokee Smoky Mountains, Skagit Valley, and Phoenix Ak-Chin and expects to open Prairie Band-Topeka in early 1998. Harrah's is celebrating its 60th year of operations during 1997.

    Statements in this release concerning future events, including the anticipated completion of the transaction, future performance and business prospects are forward-looking and are subject to certain risks and uncertainties. These include, but are not limited to, economic and bank and stock market conditions, changes in laws or regulations, third party relations and approvals, decisions of courts, regulators and governmental bodies, factors affecting leverage, including interest rates, and effects of competition. These risks and uncertainties could significantly affect anticipated results or events in the future and actual results may differ materially from any forward-looking statements.

CONTACTS: Ralph Berry, Vice President, Communications and Public Affairs, 901-762-8629, or Charles Atwood, Vice President and Treasurer, 901-762-8852, both of Harrah's Entertainment, Inc.; Craig Bird, Executive Vice President Strategic Financing, Investor Relations and CFO, 609-487-2061, or Brad Straub, Vice President Finance and Treasurer, 609-487-2018, both of Showboat, Inc.; or Elliot Sloane/Darren Brandt, Edelman Financial, 212-704-8126 or 4449